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                                                                    EXHIBIT 99.1

Name and address of each Seller and the number of shares of Issuer Common Stock Acquired pursuant to the Purchase Agreement

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                  Name and                     Number of Shares of Issuer Common
                  Address                             Stock Acquired
          ----------------------              ----------------------------------
          Anthony Escamilla
          200 West 85th Street, Apt. 2B                 1,040,541
          New York, NY 10024

          James Platek
          45 Robin Street                                416,216
          Rockaway Twp., NJ 07866

          Gregory Martini
          11157 Snider Rd.                              1,040,541
          Cincinnati, OH 45249

          LongView Partners, Inc.
          RD 2, Box 401                                  693,694
          Rhinebeck, NY 12572

          Spencer Levy
          11 Waverly Place, #6H                          345,847
          New York, NY 10003

          Robert M. Platek
          5 Halls Lane                                  2,185,135
          Rye, NY 10580

          Redstone Partners, Inc.
          720 Milton Road, Suite J3                     1,040,541
          Rye, NY 10580

          Ajay K. Arora
          42-52 Layton Street, Suite 2E                  728,376
          Elmhurst, NY 11373

          Helen Go Ong Hai
          2503 El Dorado Ave.                           3,017,568
          Rancho Vijo, TX 78575

          SRU Inc.
          8962 E. Hampton Ave., #186                    1,040,541
          Denver, CO 80237
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